Exhibit 99.1

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $10.3 million, or $0.96 per diluted share, for the quarter ended March 31, 2023, compared to net income of $10.0 million, or $0.93 per diluted share for the quarter ended December 31, 2022. This represents a 3.0% increase in net income and a 3.2% increase in net income per diluted share.

First Quarter Earnings Highlights

●	Net interest income, our primary driver of earnings, decreased $0.8 million to $23.9 million for the quarter ended March 31, 2023, compared to $24.7 million for the prior quarter. Net interest margin (“NIM”) decreased 28 basis points to 4.19% for the quarter ended March 31, 2023, compared to the quarter ended December 31, 2022. The decrease was primarily due to the cost of interest-bearing liabilities increasing faster than the yield of interest-earning assets.
●	The provision for loan losses for loans was $0.1 million for the quarter ended March 31, 2023, compared to $1.6 million for the quarter ended December 31, 2022. The decrease was largely due to lower loan growth. Refer to the Balance Sheet Highlights section for further considerations regarding the adoption of the Current Expected Credit Loss (“CECL”) accounting standard.
●	Non-interest income was $1.4 million for the quarter ended March 31, 2023 compared to $1.9 million for the quarter ended December 31, 2022. The $0.5 million decrease was primarily driven by mark-to-market decreases on the Company’s equity portfolio, which is primarily comprised of bank stocks. The decrease was complemented by lower servicing and loan fee income resulting from less prepayment penalties. The decrease was partially offset by increased realized gains on the sale of Small Business Administration (“SBA”) loans.
●	Non-interest expense was $11.4 million for the quarters ended March 31, 2023 and December 31, 2022. The quarter ended March 31, 2023 included $0.5 million of one-time expenses due to the resignation of the Company’s Chief Administrative Officer.
●	The effective tax rate was 25.4% for the quarter ended March 31, 2023 compared to 27.0% for the quarter ending December 31, 2022.

Balance Sheet Highlights

●	Total gross loans modestly increased $24.4 million, or 1.2%, from December 31, 2022 primarily due to increases in commercial loans and residential mortgage loans. In Q1 2023, the Company sold $7.1 million of portfolio residential mortgage loans and $3.5 million of SBA held for sale loans, realizing gains of $0.1 million and $0.3 million, respectively.
●	The Company adopted the CECL accounting standard effective January 1, 2023. As a result, the adoption increased the Allowance for Credit Losses (“ACL”) by $0.8 million, as well as increased the reserve for unfunded credit commitments by $0.1 million. Further associated with CECL adoption, there was a decrease to retained earnings of $0.6 million, net of tax. As of March 31, 2023, the ACL as a percentage of gross loans was 1.23%.
●	Total deposits increased $36.4 million, or 2.0%, from December 31, 2022 to $1.8 billion as of March 31, 2023. As of March 31, 2023, 18% of total deposits were uninsured and the average deposit account size was approximately $38,000. Further, the Bank’s deposit base was 44.8% retail, 27.1 % business, 17.3% municipal, and 10.8% Brokered CDs.
●	As of March 31, 2023, the loan to deposit ratio was approximately 116.8%, which is above the Company’s target threshold of 110%. During the quarter ended March 31, 2023, the Bank opened a new branch in Fort Lee, New Jersey to expand its footprint in Bergen County, New Jersey. Additionally, Unity plans to open its first Morris County, New Jersey location in the summer of 2023. Further, the Company is reducing transactional-based lending and focusing on lending to owner-occupied businesses that will result in full banking relationships including primary deposit accounts.
●	As of March 31, 2023, investments comprised 5.6% of total assets. Available for sale debt securities (“AFS”) were $94.1 million or 3.8% of total assets. Held to maturity (“HTM”) debt securities were $35.8 million or 1.4% of total assets. As of March 31, 2023, pre-tax adjusted net unrealized losses on AFS and HTM were $4.6 million and $6.0 million, respectively. These pre-tax unrealized losses represent approximately 4.4% of the Bank’s capital. Equity securities were $8.3 million or 0.3% of total assets as of March 31, 2023.
●	Borrowed funds decreased $9.0 million from year-end 2022 due to net deposit inflows during the quarter. Borrowed funds were entirely comprised of borrowings from the FHLB.
●	Shareholders’ equity was $240.5 million at March 31, 2023, compared to $239.2 million at year-end 2022. The $1.3 million increase was primarily driven by first quarter 2023 earnings and equity-based compensation share issuance, partially offset by share repurchase activities in the first quarter of 2023. Throughout the first quarter of 2023, Unity Bancorp repurchased 337,945 shares for approximately $8.2 million, or a weighted average price of $24.29 per share.
●	Book value per common share was $23.34 as of March 31, 2023, compared to $22.60 as of December 31, 2022.
●	At March 31, 2023, the Community Bank Leverage Ratio was 10.38%, compared to 10.88% at December 31, 2022. The decrease was primarily driven by share repurchases, as well as, a higher average asset base for the quarter ended March 31, 2023.
●	At March 31, 2023, the Company held $127.1 million of cash on hand. Further, the Company maintained approximately $316.9 million of funding available from various funding sources, including the FHLB, FRB Discount Window, and other lines of credit. Total available funding plus cash on hand represented 132.6% of uninsured deposits.

●	As of March 31, 2023, nonperforming assets were $14.7 million gross, and $11.1 million net, of the guarantee by the SBA, respectively. As of December 31, 2022, nonperforming assets were $9.1 million gross and net of the SBA guarantee. As of March 31, 2023, criticized, classified and nonaccrual assets were $35.4 million gross, and $31.7 million net, of the SBA guarantee, respectively. The Company diligently oversees nonperforming assets and potential problem credits, taking proactive measures to promptly address and resolve any issues.

Other Highlights

❖	Unity Bank offers savings, checking, and CD products that offer 100% insurance for deposits above the standard FDIC insurance limits.

❖	In February 2023, Unity Bancorp announced a 9% increase in its Q1 2023 dividend to $0.12 per common share. The Company does not anticipate that this increase will adversely impact its liquidity or capital positioning.

❖	In February 2023, Unity Bank opened a branch in Fort Lee, NJ, enhancing its Bergen County presence. Unity Bank has also received regulatory approval to open a branch in Lake Hiawatha, NJ. Lake Hiawatha will be the Bank’s first Morris County, New Jersey location and is expected to open over the coming months.

❖	After over 25 years with the organization, John Kauchak, Executive Vice President Chief Operating Officer, announced his retirement, effective June 30, 2023. During his tenure, he has made countless contributions to the organization. Further, after over 20 years with the organization, Janice Bolomey, Executive Vice President Director of Sales and Chief Administrative Officer, announced her resignation effective June 30, 2023. Management is currently evaluating the open executive management positions.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.5 billion in assets and $1.8 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, and the impact of COVID-19 on the Bank, its employees and customers, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

March 31, 2023

				March 31, 2023 vs.
				December 31, 2022	March 31, 2022
(In thousands, except percentages and per share amounts)	March 31, 2023	December 31, 2022	March 31, 2022%		%
BALANCE SHEET DATA
Total assets	$2,475,851	$2,444,948	$2,067,692	1.3%	19.7%
Total deposits	1,823,921	1,787,528	1,771,168	2.0	3.0
Total gross loans	2,130,919	2,106,559	1,701,384	1.2	25.2
Total securities	138,264	140,946	116,254	(1.9)	18.9
Total shareholders' equity	240,459	239,227	214,928	0.5	11.9
Allowance for credit losses	26,201	25,196	22,168	4.0	18.2

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$13,791	$13,634	$11,911	1.2	15.8
Provision for income taxes	3,504	3,678	2,803	(4.7)	25.0
Net income	$10,287	$9,956	$9,108	3.3	12.9

Net income per common share - Basic	$0.98	$0.94	$0.87	4.3	12.6
Net income per common share - Diluted	0.96	0.93	0.85	3.2	12.9

PERFORMANCE RATIOS - QUARTER TO DATE
Return on average assets	1.72%	1.72%	1.80%
Return on average equity	17.14	16.82	17.64
Efficiency ratio	44.56	43.24	45.86
Net interest margin	4.19	4.47	4.11
Noninterest expense to average assets	1.91	1.96	2.06

SHARE INFORMATION
Market price per share	$22.81	$27.33	$27.98	(16.5)	(18.5)
Dividends paid	0.12	0.11	0.10	9.1	20.0
Book value per common share	23.34	22.60	20.48	3.3	14.0
Average diluted shares outstanding (QTD)	10,686	10,740	10,664	(0.5)	0.2

CAPITAL RATIOS
Total equity to total assets	9.71%	9.78%	10.39%
Community bank leverage ratio	10.38	10.88	10.87

CREDIT QUALITY AND RATIOS
Nonperforming assets	$14,683	$9,065	$9,301	62.0	57.9
QTD annualized net chargeoffs/(recoveries) to QTD average loans	(0.01)%	0.06%	(0.01)%
Allowance for credit losses to total loans	1.23	1.20	1.30
Nonperforming loans (gross SBA guarantee) to total loans	0.69	0.43	0.55
Nonperforming assets (gross SBA guarantee) to total assets	0.59	0.37	0.45

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2023

				March 31, 2023 vs.
				December 31, 2022	March 31, 2022
(In thousands, except percentages)	March 31, 2023	December 31, 2022	March 31, 2022%		%
ASSETS
Cash and due from banks	$23,893	$19,699	$26,728	21.3%	(10.6)%
Interest-bearing deposits	103,194	95,094	160,998	8.5	(35.9)
Cash and cash equivalents	127,087	114,793	187,726	10.7	(32.3)
Securities:
Debt securities available for sale	94,113	95,393	77,878	(1.3)	20.8
Debt securities held to maturity	35,824	35,760	30,367	0.2	18.0
Equity securities with readily determinable fair values	8,327	9,793	8,009	(15.0)	4.0
Total securities	138,264	140,946	116,254	(1.9)	18.9
Loans:
SBA loans held for sale	23,314	27,928	25,282	(16.5)	(7.8)
SBA loans held for investment	39,370	38,468	33,048	2.3	19.1
SBA PPP loans	2,545	5,908	28,618	(56.9)	(91.1)
Commercial loans	1,205,642	1,187,543	979,911	1.5	23.0
Residential mortgage loans	619,140	605,091	427,165	2.3	44.9
Consumer loans	76,784	78,164	77,702	(1.8)	(1.2)
Residential construction loans	164,124	163,457	129,658	0.4	26.6
Total loans	2,130,919	2,106,559	1,701,384	1.2	25.2
Allowance for credit losses	(26,201)	(25,196)	(22,168)	4.0	18.2
Net loans	2,104,718	2,081,363	1,679,216	1.1	25.3
Premises and equipment, net	19,868	20,002	19,593	(0.7)	1.4
Bank owned life insurance ("BOLI")	26,856	26,776	26,652	0.3	0.8
Deferred tax assets	12,360	12,345	9,928	0.1	24.5
Federal Home Loan Bank ("FHLB") stock	18,688	19,064	3,541	(2.0)	427.8
Accrued interest receivable	14,314	13,403	9,568	6.8	49.6
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	12,180	14,740	13,698	(17.4)	(11.1)
Total assets	$2,475,851	$2,444,948	$2,067,692	1.3%	19.7%
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$450,058	$494,184	$541,990	(8.9)%	(17.0)%
Interest-bearing demand	289,451	276,218	240,757	4.8	20.2
Savings	560,711	591,826	707,498	(5.3)	(20.7)
Brokered time deposits	197,792	189,644	113,368	4.3	74.5
Time deposits	325,909	235,656	167,555	38.3	94.5
Total deposits	1,823,921	1,787,528	1,771,168	2.0	3.0
Borrowed funds	374,000	383,000	40,000	(2.3)	835.0
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	932	691	132	34.9	606.1
Accrued expenses and other liabilities	26,229	24,192	31,154	8.4	(15.8)
Total liabilities	2,235,392	2,205,721	1,852,764	1.3	20.7
Shareholders' equity:
Common stock	98,197	97,204	94,853	1.0	3.5
Retained earnings	165,335	156,958	131,100	5.3	26.1
Treasury stock, at cost	(19,894)	(11,675)	(11,633)	(70.4)	(71.0)
Accumulated other comprehensive (loss) income	(3,179)	(3,260)	608	2.5	2.5
Total shareholders' equity	240,459	239,227	214,928	0.5	11.9
Total liabilities and shareholders' equity	$2,475,851	$2,444,948	$2,067,692	1.3%	19.7%
COMMON SHARES AT PERIOD END:
Shares issued	11,335	11,289	11,196
Shares outstanding	10,292	10,584	10,493
Treasury shares	1,043	705	703

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

March 31, 2023

				March 31, 2023 vs.
	For the three months ended			December 31, 2022		March 31, 2022
(In thousands, except percentages and per share amounts)	March 31, 2023	December 31, 2022	March 31, 2022	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$333	$319	$96	$14	4.4%	$237	246.9%
FHLB stock	331	220	33	111	50.5	298	903.0
Securities:
Taxable	1,739	1,589	652	150	9.4	1,087	166.7
Tax-exempt	19	19	6	-	-	13	216.7
Total securities	1,758	1,608	658	150	9.3	1,100	167.2
Loans:
SBA loans	1,404	1,370	923	34	2.5	481	52.1
SBA PPP loans	77	50	777	27	54.0	(700)	(90.1)
Commercial loans	17,401	15,894	11,497	1,507	9.5	5,904	51.4
Residential mortgage loans	8,109	7,111	4,390	998	14.0	3,719	84.7
Consumer loans	1,354	1,217	921	137	11.3	433	47.0
Residential construction loans	2,586	2,536	1,824	50	2.0	762	41.8
Total loans	30,931	28,178	20,332	2,753	9.8	10,599	52.1
Total interest income	33,353	30,325	21,119	3,028	10.0	12,234	57.9
INTEREST EXPENSE
Interest-bearing demand deposits	982	703	164	279	39.7	818	498.8
Savings deposits	1,953	1,475	345	478	32.4	1,608	466.1
Time deposits	2,709	1,258	480	1,451	115.3	2,229	464.4
Borrowed funds and subordinated debentures	3,799	2,180	226	1,619	74.3	3,573	1,581.0
Total interest expense	9,443	5,616	1,215	3,827	68.1	8,228	677.2
Net interest income	23,910	24,709	19,904	(799)	(3.2)	4,006	20.1
Provision (benefit) for credit losses	108	1,632	(178)	(1,524)	(93.4)	286	NM*
Net interest income after provision for credit losses	23,802	23,077	20,082	725	3.1	3,720	18.5
NONINTEREST INCOME
Branch fee income	235	224	275	11	4.9	(40)	(14.5)
Service and loan fee income	503	618	584	(115)	(18.6)	(81)	(13.9)
Gain on sale of SBA loans held for sale, net	309	103	852	206	200.0	(543)	(63.7)
Gain on sale of mortgage loans, net	244	167	521	77	46.1	(277)	(53.2)
BOLI income	80	142	163	(62)	(43.7)	(83)	(50.9)
Net securities (losses) gains	(322)	319	(557)	(641)	NM*	235	NM*
Other income	368	373	401	(5)	(1.3)	(33)	(8.2)
Total noninterest income	1,417	1,946	2,239	(529)	(27.2)	(822)	(36.7)
NONINTEREST EXPENSE
Compensation and benefits	7,090	7,160	6,508	(70)	(1.0)	582	8.9
Processing and communications	804	682	752	122	17.9	52	6.9
Occupancy	770	758	775	12	1.6	(5)	(0.6)
Furniture and equipment	689	683	576	6	0.9	113	19.6
Professional services	427	341	447	86	25.2	(20)	(4.5)
Advertising	260	339	225	(79)	(23.3)	35	15.6
Other loan expenses	128	1	135	127	12,700.0	(7)	(5.2)
Deposit insurance	348	270	269	78	28.9	79	29.4
Director fees	217	218	233	(1)	(0.5)	(16)	(6.9)
Loan collection expenses	47	140	58	(93)	(66.4)	(11)	(19.0)
Other expenses	648	797	432	(149)	(18.7)	216	50.0
Total noninterest expense	11,428	11,389	10,410	39	0.3	1,018	9.8
Income before provision for income taxes	13,791	13,634	11,911	157	1.2	1,880	15.8
Provision for income taxes	3,504	3,678	2,803	(174)	(4.7)	701	25.0
Net income	$10,287	$9,956	$9,108	$331	3.3%	$1,179	12.9%

Effective tax rate	25.4%	27.0%	23.5%

Net income per common share - Basic	$0.98	$0.94	$0.87
Net income per common share - Diluted	0.96	0.93	0.85

Weighted average common shares outstanding - Basic	10,538	10,557	10,446
Weighted average common shares outstanding - Diluted	10,686	10,740	10,664
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2023

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2023			March 31, 2022
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$32,778	$333	4.12%	$210,601	$96	0.18%
FHLB stock	16,776	331	7.99	3,550	33	3.81
Securities:
Taxable	138,379	1,739	5.03	84,739	652	3.12
Tax-exempt	1,753	20	4.49	990	8	3.07
Total securities (A)	140,132	1,759	5.02	85,729	660	3.12
Loans:
SBA loans	66,625	1,404	8.43	63,543	923	5.89
SBA PPP loans	4,243	77	7.26	36,989	777	8.52
Commercial loans	1,199,577	17,401	5.80	949,948	11,497	4.91
Residential mortgage loans	614,936	8,109	5.27	413,308	4,390	4.31
Consumer loans	77,121	1,354	7.02	78,989	921	4.73
Residential construction loans	163,821	2,586	6.31	122,993	1,824	6.01
Total loans (B)	2,126,323	30,931	5.82	1,665,770	20,332	4.95
Total interest-earning assets	$2,316,009	$33,354	5.84%	$1,965,650	$21,121	4.36%

Noninterest-earning assets:
Cash and due from banks	22,738			23,679
Allowance for credit losses	(25,778)			(22,331)
Other assets	111,104			79,631
Total noninterest-earning assets	108,064			80,979
Total assets	$2,424,073			$2,046,629

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$287,749	$982	1.38%	$249,329	$164	0.27%
Total savings deposits	571,843	1,953	1.39	701,281	345	0.20
Total time deposits	485,679	2,709	2.26	288,155	480	0.68
Total interest-bearing deposits	1,345,271	5,644	1.70	1,238,765	989	0.32
Borrowed funds and subordinated debentures	342,398	3,799	4.44	50,310	226	1.82
Total interest-bearing liabilities	$1,687,669	$9,443	2.27%	$1,289,075	$1,215	0.38%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	468,407			526,931
Other liabilities	24,541			21,217
Total noninterest-bearing liabilities	492,948			548,148
Total shareholders' equity	243,456			209,406
Total liabilities and shareholders' equity	$2,424,073			$2,046,629

Net interest spread		$23,911	3.57%		$19,906	3.98%
Tax-equivalent basis adjustment		(1)			(2)
Net interest income		$23,910			$19,904
Net interest margin			4.19%			4.11%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2023

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2023			December 31, 2022
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$32,778	$333	4.12%	$37,640	$319	3.37%
FHLB stock	16,776	331	7.99	11,785	220	7.39
Securities:
Taxable	138,379	1,739	5.03	134,661	1,589	4.72
Tax-exempt	1,753	20	4.49	1,741	20	4.47
Total securities (A)	140,132	1,759	5.02	136,402	1,609	4.72
Loans:
SBA loans	66,625	1,404	8.43	67,448	1,370	8.13
SBA PPP loans	4,243	77	7.26	6,355	50	3.17
Commercial loans	1,199,577	17,401	5.80	1,134,102	15,894	5.48
Residential mortgage loans	614,936	8,109	5.27	569,698	7,111	4.99
Consumer loans	77,121	1,354	7.02	75,229	1,217	6.33
Residential construction loans	163,821	2,586	6.31	156,282	2,536	6.35
Total loans (B)	2,126,323	30,931	5.82	2,009,114	28,178	5.49
Total interest-earning assets	$2,316,009	$33,354	5.84%	$2,194,941	$30,326	5.48%

Noninterest-earning assets:
Cash and due from banks	22,738			20,352
Allowance for credit losses	(25,778)			(24,301)
Other assets	111,104			109,515
Total noninterest-earning assets	108,064			105,566
Total assets	$2,424,073			$2,300,507

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$287,749	$982	1.38%	$289,524	$703	0.96%
Total savings deposits	571,843	1,953	1.39	636,230	1,475	0.92
Total time deposits	485,679	2,709	2.26	385,423	1,258	1.29
Total interest-bearing deposits	1,345,271	5,644	1.70	1,311,177	3,436	1.04
Borrowed funds and subordinated debentures	342,398	3,799	4.44	231,720	2,180	3.68
Total interest-bearing liabilities	$1,687,669	$9,443	2.27%	$1,542,897	$5,616	1.44%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	468,407			496,993
Other liabilities	24,541			25,820
Total noninterest-bearing liabilities	492,948			522,813
Total shareholders' equity	243,456			234,797
Total liabilities and shareholders' equity	$2,424,073			$2,300,507

Net interest spread		$23,911	3.57%		$24,710	4.04%
Tax-equivalent basis adjustment		(1)			(1)
Net interest income		$23,910			$24,709
Net interest margin			4.19%			4.47%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

March 31, 2023

Amounts in thousands, except percentages	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$25,196	$23,861	$22,858	$22,168	$22,302
Impact of the adoption of ASU 2016-13 ("CECL")	847
Provision (benefit) for loan losses charged to expense	108	1,632	1,517	1,188	(178)
	26,151	25,493	24,375	23,356	22,124
Less: Chargeoffs
SBA loans	113	59	-	-	-
Commercial loans	-	-	501	501	-
Residential mortgage loans	-	-	-	-	-
Consumer loans	120	300	50	40	6
Residential construction loans	-	-	-	-	-
Total chargeoffs	233	359	551	541	6
Add: Recoveries
SBA loans	-	-	5	6	22
Commercial loans	271	26	23	32	28
Residential mortgage loans	-	2	-	1	-
Consumer loans	12	34	9	4	-
Residential construction loans	-	-	-	-	-
Total recoveries	283	62	37	43	50
Net (chargeoffs)/recoveries	50	(297)	(514)	(498)	44
Balance, end of period	$26,201	$25,196	$23,861	$22,858	$22,168

LOAN QUALITY INFORMATION:

Nonperforming loans:
SBA loans	$4,325	$690	$1,491	$604	$537
Commercial loans	1,144	1,582	1,147	1,717	2,292
Residential mortgage loans	5,565	3,361	3,404	2,668	2,999
Consumer loans	-	-	-	-	200
Residential construction loans	3,473	3,432	1,991	2,691	3,273
Total nonperforming loans	14,507	9,065	8,033	7,680	9,301
OREO	176	-	-	-	-
Nonperforming assets	14,683	9,065	8,033	7,680	9,301
Less: Amount guaranteed by Small Business Administration	3,625	-	-	15	1,102
Nonperforming assets, net of SBA guarantee	11,058	9,065	8,033	7,665	8,199

Loans 90 days past due & still accruing	$-	$-	$75	$43	$488

Allowance for loan losses to:
Total loans at quarter end	1.23%	1.20%	1.23%	1.27%	1.30
Total nonperforming loans	178.44	277.95	297.04	297.63	238.34
Total nonperforming assets, net of SBA guarantee	236.94	277.95	297.04	298.21	270.37

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

March 31, 2023

(In thousands, except percentages and per share amounts)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
SUMMARY OF INCOME:
Total interest income	$33,353	$30,325	$26,224	$23,071	$21,119
Total interest expense	9,443	5,616	2,486	1,314	1,215
Net interest income	23,910	24,709	23,738	21,757	19,904
Provision (benefit) for credit losses	108	1,632	1,517	1,188	(178)
Net interest income after provision for credit losses	23,802	23,077	22,221	20,569	20,082
Total noninterest income	1,417	1,946	1,110	2,750	2,239
Total noninterest expense	11,428	11,389	10,064	10,710	10,410
Income before provision for income taxes	13,791	13,634	13,267	12,609	11,911
Provision for income taxes	3,504	3,678	3,325	3,158	2,803
Net income	$10,287	$9,956	$9,942	$9,451	$9,108

Net income per common share - Basic	$0.98	$0.94	$0.94	$0.90	$0.87
Net income per common share - Diluted	0.96	0.93	0.93	0.88	0.85

COMMON SHARE DATA:
Market price per share	$22.81	$27.33	$25.11	$26.48	$27.98
Dividends paid	0.12	0.11	0.11	0.11	0.10
Book value per common share	23.34	22.60	21.86	21.01	20.48

Weighted average common shares outstanding - Basic	10,538	10,557	10,522	10,504	10,446
Weighted average common shares outstanding - Diluted	10,686	10,740	10,714	10,706	10,664
Issued common shares	11,335	11,289	11,236	11,214	11,196
Outstanding common shares	10,292	10,584	10,533	10,511	10,493
Treasury shares	1,043	705	703	703	703

PERFORMANCE RATIOS (Annualized):
Return on average assets	1.72%	1.72%	1.85%	1.83%	1.80%
Return on average equity	17.14	16.82	17.39	17.32	17.64
Efficiency ratio	44.56	43.24	39.59	42.84	45.86
Noninterest expense to average assets	1.91	1.96	1.87	2.08	2.06

BALANCE SHEET DATA:
Total assets	$2,475,851	$2,444,948	$2,339,537	$2,117,156	$2,067,692
Total securities	138,264	140,946	136,871	139,835	116,254
Total loans	2,130,919	2,106,559	1,942,414	1,801,593	1,701,384
Allowance for credit losses	26,201	25,196	23,861	22,858	22,168
Total deposits	1,823,921	1,787,528	1,796,597	1,697,967	1,771,168
Total shareholders' equity	240,459	239,227	230,234	220,789	214,928

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	5.84%	5.48%	5.09%	4.66%	4.36%
Interest-bearing liabilities	2.27	1.44	0.72	0.41	0.38
Net interest spread	3.57	4.04	4.37	4.25	3.98
Net interest margin	4.19	4.47	4.61	4.39	4.11

CREDIT QUALITY:
Nonperforming assets	$14,683	$9,065	$8,033	$7,680	$9,301
QTD annualized net (chargeoffs)/recoveries to QTD average loans	0.01%	(0.06)%	(0.11)%	(0.11)%	0.01%
Allowance for credit losses to total loans	1.23	1.20	1.23	1.27	1.30
Nonperforming loans to total loans	0.69	0.43	0.41	0.43	0.55
Nonperforming assets to total assets	0.59	0.37	0.34	0.36	0.45

CAPITAL RATIOS AND OTHER:
Total equity to total assets	9.71%	9.78%	9.84%	10.43%	10.39%
Community bank leverage ratio	10.38	10.88	10.85	11.20	10.87

Number of banking offices	20	19	18	19	19
Number of employees	228	231	222	213	209